Exhibit 99.1


              Kopin Corporation to Report Preliminary Third-Quarter
                      Financial Results Tuesday, November 7

        Company's Board of Directors Appoints Special Committee to Review
                        Past Stock Option Grant Practices


     TAUNTON, Mass.--(BUSINESS WIRE)--Nov. 1, 2006--Kopin Corporation (NASDAQ:
KOPN) today announced that it plans to report preliminary financials results for the third quarter ended September 30, 2006 on Tuesday, November 7, 2006 and host a conference call at 10:00 a.m. ET.

     The Company plans to release only limited financial information pending the outcome of an internal review relating to historical stock option grant practices. A special committee appointed by the Company's board of directors is conducting the review and is being assisted by independent legal counsel and independent accounting experts. A derivative lawsuit related to certain stock option grants issued during a period from 1996 to 2001 has been filed in Massachusetts against certain directors and officers of Kopin. The Company has been named as a nominal defendant in that action.

     Kopin will not file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 until after the completion of the review. As a result, it is probable that Kopin's Quarterly Report on Form 10-Q will not be filed by the November 10, 2006 filing deadline. It has not been determined whether the review will result in any restatement of Kopin's historical financial statements and, if so, what years would be affected and what amounts would be involved. Until the review is completed and Kopin is current with its regulatory filings, Kopin has also suspended its stock repurchase program.

     Real-time and archived versions of the conference call will be available on the Company's website, www.kopin.com in the investors section of the site. Kopin's preliminary third-quarter 2006 financial results also can be heard live by dialing (800) 274-0251 or (719) 457-2683 five minutes prior to the call.

     About Kopin

     Kopin Corporation produces lightweight, power-efficient, ultra-small liquid crystal displays and heterojunction bipolar transistors (HBTs) that are revolutionizing the way people around the world see, hear and communicate. Kopin already has shipped more than 20 million displays for a range of consumer and military applications including digital cameras, personal video eyewear, camcorders, thermal weapon sights and night vision systems. The Company's unique HBTs, which help to enhance battery life, talk time and signal clarity, have been integrated into billions of wireless handsets as well as into WiFi, VoIP and high-speed Internet data transmission systems. Kopin's proprietary display and HBT technologies are protected by more than 200 global patents and patents pending. For more information, please visit Kopin's website at www.kopin.com.

     CyberDisplay and The NanoSemiconductor Company are trademarks of Kopin Corporation.

     Kopin - The NanoSemiconductor Company(TM)

     Safe Harbor Statement

     Statements in this news release may be considered "forward-looking" statements under the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These include statements relating to: the Company's plan to report preliminary third-quarter financial results on November 7; the probability that Kopin's Quarterly Report on Form 10-Q will not be filed by the November 10 filing deadline; and the possibility that the review could result in a restatement of Kopin's historical financial statements. These statements involve a number of risks and uncertainties that could materially affect future results. These risk factors include, but are not limited to: the potential consequences surrounding any findings relating to the Company's ongoing internal investigation; uncertainty of results of pending civil litigation related to Kopin's stock option granting practices; the likely delay in filing the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and the potential impact of this on Kopin's business; and other risk factors and cautionary statements listed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. These include, but are not limited to, the Company's Form 10-Q for the three-month period ended July 1, 2006 and Annual Report on Form 10-K for the year ended December 31, 2005.


     CONTACT: Kopin Corporation
              Richard Sneider, 508-824-6696
              Chief Financial Officer
              rsneider@kopin.com
              or
              Sharon Merrill Associates, Inc.
              Scott Solomon, 617-542-5300
              Vice President
              ssolomon@investorrelations.com